UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

BAIN CAPITAL PRIVATE CREDIT

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 37th Floor
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

March 2024 Distribution

On March 29, 2024, Bain Capital Private Credit (the “Fund”) declared a regular distribution for Class I common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Shares	$0.1875	$0.00	$0.1875

The regular distribution for Class I Shares is payable to shareholders of record as of March 28, 2024 and will be paid on or about April 30, 2024.

The distribution will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01 Other Events.

Net Asset Value

The net asset value (“NAV”) per share for Class I Shares of the Fund as of February 29, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of February 29, 2024
Class I Shares	$25.00

As of February 29, 2024, the Fund’s aggregate NAV was $130.6 million, the fair value of its investment portfolio was $275.1 million and it had principal debt outstanding of $122.5 million, resulting in a debt-to-equity ratio of approximately 0.94x. The net debt-to-equity ratio, which represents principal debt outstanding, less cash and unsettled trades was approximately 1.12x as of February 29, 2024.

Portfolio Update

As of February 29, 2024, the Fund’s investment portfolio at fair value was approximately $275.1 million across 46 portfolio companies operating across 22 different industries. As of February 29, 2024, based on fair value, the Fund’s investment portfolio was comprised of 98% in first lien senior secured debt and 2% in equity. 100% of the Fund’s debt investment portfolio was floating rate as of February 29, 2024.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $2.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the March 1, 2024 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Shares	5,489,672	$137.1	million
Total Offering*	5,489,672	$137.1	million

*Amounts may not sum due to rounding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date:	March 29, 2024	By:	/s/ Jessica Yeager
Name: Jessica Yeager Title: Secretary